                                                                   EXHIBIT 10.24
                          GLOBAL SUCCESS SHARING PLAN


                                   ARTICLE I

                                    PURPOSE
     Section 1.

          Section 1.1. The Global Success Sharing Plan is designed to provide the world-wide employees of Levi Strauss & Co. ("Company") and its Subsidiaries with the opportunity to share in the value created during the six-year period following the acquisition of LSAI by the Company, by providing a cash payment to them if the Company achieves specified cash flow objectives on a consolidated basis.

                                  ARTICLE II

                                  DEFINITIONS

          "Administrator" means the Human Resources Council of the Company.

          "Adjusted Pool Amount" means the Aggregate Pool Amount less the sum of all Interim Payouts.

          "Aggregate Pool Amount" is the applicable portion (if any) of cumulative EBITDA during the Measurement Period available for distribution to Eligible Participants, which will be calculated in accordance with Section 6.1.

          "Aggregate Target Payout Amount" means an amount, which will be calculated as of the last day of the Measurement Period, equal to the sum of all individual Target Payout Amounts excluding the Target Payout Amount for any Eligible Participant who receives an Interim Payout.

          "Applicable EBITDA Percentage" means, the percentage corresponding to a specific level of cumulative EBITDA as set forth in Annex A.
                                                      -------

          "Board" means the Board of Directors of the Company.

          "Cause" means good reason for termination of employment, as determined by the Administrator, in its sole discretion, including, but not limited to, substandard performance, unacceptable behavior, or poor attendance. For the purposes of the Plan, misconduct is not included in this definition and is outlined separately under "Misconduct". The fact that an employee is terminated for "cause" within the meaning of a particular jurisdiction's laws, regulations, governing judicial precedents or employment practice, will not mean that such employee has been terminated for Cause for purposes of this Plan unless the Administrator, in its sole discretion, so determines.

          "Company" means Levi Strauss & Co., a Delaware corporation, and any successor by operation of law thereto, including by reason of merger, consolidation or similar transaction, or otherwise.

          "Compensation" means the amount of a Participant's annual compensation in effect as of April 17, 1996 (stated in non-U.S. currency, where applicable), determined in accordance with the formula applicable to such Participant, as set forth in Article V. Compensation is used to determine the U.S. Dollar-based Target Payout Amount.

          "EBITDA" means the audited net income of the Company on a consolidated basis before (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) costs and expenses relating to the Company's acquisition of LSAI, including compensation-related expenses resulting from such acquisition, such as with respect to stock options and stock appreciation rights, and (6) all accruals and expenses directly relating to the operation of the Plan.

          "Effective Date" means November 27, 1995, which was the first day of fiscal 1996.

          "Eligible Participant" has the meaning set forth in Section 4.3.

          "Eligible Quarters" means the number of full fiscal quarters a Participant is employed during the Measurement Period. Eligible Quarters are used to determine whether a Plan Participant is an Eligible Participant, as outlined in Section 4.3, and to determine such Eligible Participant's Eligible Quarter Percent. The following three factors exist in calculating Eligible
Quarters:

          1. For most Participants, Eligible Quarters equals the number of full fiscal quarters between the Employment Date and the earlier of (1) the termination of such Participant's status as an employee of the Company or any Subsidiary of the Company and (2) the last day of the Measurement Period;

          2. For Participants who terminate (other than for Misconduct) during the Measurement Period and subsequently are rehired within one year of that termination date, the calculation of Eligible Quarters is different. It equals the sum of (1) the number of full consecutive fiscal quarters worked by such Participant during the Measurement Period before such termination plus (2) the number of full consecutive fiscal quarters worked by such Participant during the Measurement Period after such rehiring;

          3. Normally, an approved leave of absence would not constitute a break in service, and the time of such leave would be included in calculating the number of full fiscal quarters served. The Administrator, however, reserves the right to approve whether particular leaves of absence will constitute a break in service.

          "Eligible Quarter Percent" equals, except as noted in the exception below, a fraction, the numerator of which is an Eligible Participant's Eligible Quarters and the denominator of which is 24 (the number of full fiscal quarters over the life of the Plan). As an example, the equation for an Eligible Participant's Eligible Quarter Percent is:

                ----------------------------------------------
                  Eligible Quarters / 24 Total Plan Quarters
                ----------------------------------------------

For any Eligible Participant (1) who is a U.S. Hourly Participant, and (2) who was employed throughout 1996 and (3) who is terminated due to Plant Closure after the last day of fiscal year 1996, the "Eligible Quarter Percent" will equal 100% regardless of number of actual quarters worked.

          "Employment Date" means, for any Participant, the later of (1) the Effective Date and (2) the date of such Participant's initial employment with the Company or a Subsidiary of the Company.

          "Final Exchange Rate" means the Company's internal balance sheet exchange rate in effect as of the end of fiscal year 2001. It is used for converting U.S. Dollars amounts into the applicable non-U.S. currency at the end of the Plan. In the event that an exchange rate is needed that is not listed on the Company's internal balance sheet, one will be determined by the Administrator. This determination, which will be conclusive and binding on all Participants, will be arrived at in consultation with the Company's treasury department and based on one or more published applicable exchange rates in effect as of the end of fiscal year 2001.

          "Final Payout Factor" equals a fraction, the numerator of which is the Adjusted Pool Amount and the denominator of which is the Aggregate Target Payout Amount. This percent will then be applied to each Eligible Participant's Target Payout Amount to determine his or her ultimate payout. As an example, the equation for the Final Payout Factor is:

            --------------------------------------------------------
             Adjusted Pool Amount / Aggregate Target Payout Amount
            --------------------------------------------------------

          "Hourly" means those employees within the U.S. which include, without limitation, Union employees, others in similar types of work situations or who similarly participate in Levi's annual Cash Performance Plan. In all events, Hourly status will be determined by the Administrator and will be conclusive and binding on all Participants.

          "Initial Exchange Rate" means the Company's internal balance sheet exchange rate in effect for April, 17 1996, as set forth in Annex B. It is used
                                                            -------
for converting any applicable non-U.S. currency into U.S. Dollars during the Plan. In the event that an exchange rate is needed, but is not listed on the Company's internal balance sheet, one will be determined by the Administrator. This determination, which will be conclusive and binding on all Participants, will be arrived at in consultation with the Company's treasury department and based on one or more published applicable exchange rates in effect on April 17, 1996.

          "Interim Exchange Rate" as of any date in a given fiscal quarter, means the Company's internal balance sheet exchange rate for converting U.S. Dollars into any applicable non-U.S. currency, at the end of that fiscal
quarter.  The Interim Exchange Rate is used to determine Interim Payouts.   In
the event that an exchange rate is needed, but is not listed on the Company's internal balance sheet, one will be determined by the Administrator. This determination, which will be conclusive and binding on all Participants, will be arrived at in consultation with the Company's treasury department and based on one or more published applicable exchange rates in effect at the end of the affected fiscal quarter.

          "Interim Payout" means the amount of any payment made to a Participant prior to the expiration of the Measurement Period. The rules for the calculation of this amount are set forth in Section 6.2 (b).

          "Measurement Period" means the period from the Effective Date through the end of fiscal year 2001.

          "Misconduct" means termination of employment for reasons of misconduct, as determined by the Administrator, in its sole discretion. The fact that an employee is terminated for "misconduct" within the meaning of a particular jurisdiction's laws, regulations, governing judicial precedents or employment practice, will not mean that such employee has been terminated for Misconduct for purposes of this Plan unless the Administrator, in its sole discretion, so determines.

          "Participant" has the meaning set forth in Section 4.1.

          "Plan" means the Global Success Sharing Plan.

          "Projected Cumulative EBITDA" for any given fiscal quarter, means the amount of projected cumulative EBITDA set forth in Annex C for such fiscal
                                                   -------
quarter.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares having ordinary voting power are owned or controlled by the Company, and any other entity that the Board, in its sole discretion, deems to be a Subsidiary.

          "Target Payout Amount" equals an amount calculated for an Eligible Participant which is the product of such Eligible Participant's Compensation multiplied by the Eligible Participant's Eligible Quarter Percent. This amount is U.S. Dollar-based, using the Initial Exchange Rate, and is used to determine the Aggregate Target Payout Amount. As an example, the equation for an Eligible Participant's Target Payout Amount is:

        ------------------------------------------------------------
             Participant              Participant          Initial
            Compensation     X         Eligible      X    Exchange
         (In Local Currency)        Quarter Percent          Rate
        ------------------------------------------------------------

                                  ARTICLE III

                                 ADMINISTRATOR
     Section 3.

          Section 3.1.  Plan Administration.  The Plan will be administered by
                        -------------------
the Administrator with the assistance of such other person or persons as the Administrator designates from time to time. In administering the Plan, the Administrator may at its option employ compensation consultants, accountants and counsel (who may be the independent auditors and outside counsel and compensation consultants of the Company) and other persons to assist or render advice to the Administrator, all at the expense of the Company. The Administrator may delegate some or all of its responsibilities to officers or employees of the Company or its Subsidiaries and/or to such other parties as the Administrator may deem appropriate. The Administrator's determinations as to all matters, including calculations of cumulative EBITDA, and amounts which may be due under the Plan, will be conclusive and binding on all Participants.


                                  ARTICLE IV

                                  ELIGIBILITY
     Section 4.

          Section 4.1.  General.  Subject to the other provisions of this Plan,
                        -------
each person (a) who on or after the Effective Date and on or before the first day of fiscal year 1999 is listed in the records of the Company or any of its Subsidiaries as an employee in accordance with the practices of the Company and the Subsidiaries with respect to listing employees in the records and (b) who is eligible to participate in any of the incentive plans or cash sharing plans of the Company or any of its Subsidiaries (without regard to any eligibility-related waiting period under any such incentive or cash sharing plan), will be a "Participant" in the Plan. Participants will only become eligible for cash payments under the Plan if they are Eligible Participants as defined in Section 4.3.

          Section 4.2.  Temporary Employees, Independent Contractors, not
                        -------------------------------------------------
Eligible.  For purposes of the Plan, employment as a term or temporary employee
--------
and service as an independent contractor will not be treated as employment and a person who is so employed or who so serves will not be treated for purposes of this Plan as a Participant.

          Section 4.3.  Continuous Employment Requirement.
                        ---------------------------------

          (a) Subject to paragraphs (b) through (c), and to the other terms and conditions of the Plan, an individual will be an "Eligible Participant", and thereby eligible to receive a cash payment under the Plan, only if he or she qualifies as a Participant, as defined in Section 4.1, for a period of at least 12 Eligible Quarters during the Measurement Period. A Participant need not be an employee on the last date of the Measurement Period in order to be an Eligible Participant.

          (b) Notwithstanding the foregoing provisions of this Section 4.3, if a Participant's employment is terminated, the minimum threshold of Eligible Quarters listed in the following table are required for the Participant to be deemed an Eligible Participant:

----------------------------------------------------------------------------
                               ELIGIBLE
                               QUARTER
 TERMINATION TYPE             THRESHOLD       COMMENTS/PROVISIONS
 ----------------------------------------------------------------------------
 Death                             4
----------------------------------------------------------------------------
 Disability                        4
----------------------------------------------------------------------------
 Involuntary with Cause           12          Cause as defined in Plan
----------------------------------------------------------------------------
 Involuntary without Cause         4          Cause as defined in Plan
----------------------------------------------------------------------------
 Layoff                            4
----------------------------------------------------------------------------
 Misconduct                   Not Eligible    Misconduct as defined in Plan
----------------------------------------------------------------------------
 Retirement                        4          In accordance with applicable
                                               pension plans
----------------------------------------------------------------------------
 Voluntary                        12
----------------------------------------------------------------------------

For purposes of this Section 4.3(b), if a Subsidiary or other business unit of the Company is sold or otherwise disposed of during the Measurement Period, persons who are employed by that Subsidiary or business unit immediately prior to the time such sale or disposition is consummated shall be deemed terminated involuntarily and not for Cause as of the date such sale or disposition is consummated.

          (c) For purposes of Article IV, where reference is made to an individual being "listed in the records" of the Company or its Subsidiaries as an employee, the presumption will be that the records of the Company and its Subsidiaries are accurate, but actual employment status will govern. Consequently, if, in accordance with Company practice, an individual should have been listed in the records as an employee, but was not so listed, such individual will be deemed so listed and, conversely, if, in accordance with Company practice, an employee should not have been listed in the records as an employee, such individual will be deemed not so listed. The fact that an individual may be characterized as an "employee" for purposes other than the Plan (for example, taxes, or tort law) will not govern whether an employee was, or should have been "listed in the records" as employee in accordance with Company practice. In the event of any dispute as to employment status, the Administrator will determine, based on the records of the Company and its Subsidiaries and such other evidence as the Administrator takes into account whether, and during what period, an individual should have been listed in the records as an employee, and the Administrator's decision will be conclusive and binding on all parties.


                                   ARTICLE V

                        DETERMINATION OF "COMPENSATION"
     Section 5.

          Section 5.1.  Hourly Employees.  For purposes of the Plan, (a)
                        ----------------
"Compensation" for any Hourly Participant who is employed in the United States will mean $17,597 and (b) "Compensation" for any Participant paid on a similar basis who is employed outside the United States is intended to be based on compensation levels in effect on April 17, 1996 and will be determined by the Administrator.

          Section 5.2.  Salaried Employees.
                        ------------------

          (a) For purposes of the Plan, "Compensation" for any non-Hourly Participant who is employed by the Company or a Subsidiary of the Company on April 17, 1996 means such Participant's annual base salary as of April 17, 1996. For purposes of Section 5.2, "annual base salary" will be calculated before any salary reduction contribution made to 401(k) or deferred compensation plans but will not include (1) awards under any bonus, profit, cash sharing plan (including, without limitation, the Partners in Performance program and the Long-Term Performance Plan), or stock options, restricted stock or stock appreciation rights, (2) any cash payments relating to the impact of the acquisition of LSAI by the Company on the EIP, ELTIS or ESAP plans, (3) any Company matching contribution under any plan, (4) overtime, or (5) any other special awards, and portions of any Participant's salary that were voluntarily deferred by the Participant will be deemed to have been paid to such Participant in the year earned, not in the year received.

          (b) For purposes of the Plan, "Compensation" for any non-Hourly Participant who is hired after April 17, 1996 means an amount equal to the implied 1996 annual base salary for such Participant, which will be calculated by applying the "compa ratio" relating to such Participant's annual base salary as of the date of hire to the salary range used as of April 17, 1996.


                                  ARTICLE VI

                       DETERMINATION AND PAYMENT OF POOL
     Section 6.

          Section 6.1.  Determination of Aggregate Pool Amount.  Except as
                        --------------------------------------
specifically provided in this Article VI, no Participant will receive any cash payment under the Plan unless (a) such Participant is an Eligible Participant and (b) cumulative EBITDA during the Measurement Period equals or exceeds $5.0 billion. If cumulative EBITDA during the Measurement Period reaches that level, a percentage of that cumulative EBITDA will be payable to Eligible Participants as set forth herein. For purposes of any payment to an Eligible Participant following the end of the Measurement Period, the Aggregate Pool Amount will be a percentage of cumulative EBITDA during the Measurement Period equal to the Applicable EBITDA Percentage.

          Section 6.2.  Determination of Individual Cash Payments.
                        -----------------------------------------

          (a) Except as provided in Section 6.2(b), the amount paid to each Eligible Participant under the Plan will be equal to the product of (1) such Eligible Participant's Target Payout Amount and (2) the Final Payout Factor. As an example, the equation for an Eligible Participant's payout amount is:

                            -----------------------
                             Target          Final
                             Payout    X    Payout
                             Amount         Factor
                            -----------------------

          (b) The amount paid to an Eligible Participant under the Plan as an Interim Payout pursuant to Section 6.3(c) as a result of death will be equal to the product of (1) such Participant's Target Payout Amount, (2) a fraction, the numerator of which will be actual cumulative EBITDA from the beginning of the Measurement Period through the end of the last full fiscal quarter the Participant was employed, and the denominator of which will be Projected Cumulative EBITDA, as set forth in Annex C, for the last full fiscal quarter the
                                   --------
Participant was employed. As an example, the equation for an Eligible Participant's Interim Payout Amount is:

     --------------------------------------------------------------------
       Target       Actual Cumulative             Projected Cumulative
       Payout  X      EBITDA as of        /          EBITDA as of
       Amount       Last Quarter Employed         Last Quarter Employed
     --------------------------------------------------------------------

          (c) The amount paid to an Eligible Participant under the Plan who receives an Interim Payout pursuant to Section 6.3(b) for a reason other than death will be determined by the Administrator, in its sole discretion.

          (d) Amounts payable pursuant to this Section 6.2 will be first calculated in U.S. Dollars based on the Initial Exchange Rate (which is used to convert Compensation into U.S. Dollars in order to calculate Target Payout Amounts). Payments to individuals employed outside of the United States will, however, be made in the applicable local currency in an amount calculated by converting the U.S. Dollar amount calculated hereunder into the local currency based on (1) the Final Exchange Rate for payouts under Section 6.2(a) and (2) the Interim Exchange Rate of the last fiscal quarter the Eligible Participant was employed for payouts under Sections 6.2(b) or (c).

          Section 6.3.  Timing of Cash Payments; Interim Payouts.
                        ----------------------------------------

          (a) Except as otherwise provided in this Section 6.3, all payments under the Plan will be made as soon as practicable following the end of the Measurement Period.

          (b) Payments under the Plan to any Eligible Participant whose employment is terminated for any reason other than death will be made only at the end of the Measurement Period.

          (c) All Eligible Participants whose employment is terminated by reason of death will be entitled to an Interim Payout. Such Interim Payout will be made as soon as practicable following the employee's death, taking into account reasonable time periods for making the necessary calculations hereunder.


                                  ARTICLE VII

                              SPECIAL PROVISIONS
     Section 7.

          Section 7.1.  Interpretation.  The Administrator will have the power
                        --------------
in its sole discretion to interpret the Plan and to adopt such rules and procedures as it may deem appropriate for the administration and implementation of the Plan. Such rules and procedures may include, without limitation, procedures for making required calculations and applying formulas including as to the amount of "Compensation" for employees, the amount of cumulative EBITDA, procedures for conversion of amounts denominated in U.S. dollars into foreign currency and vice-versa, as well as procedures for Plan payments before the end of, or at the end of, the Measurement Period.

          Section 7.2.  Certain Amendments.  Notwithstanding the provisions of
                        ------------------
Section 8.1, the Administrator may make such amendments and modifications to the

Plan as may be required to comply or conform with local law, regulation or custom. Such amendments and modifications may have limited application to a specific Subsidiary, division or jurisdiction and need not apply to all Participants. Any amendment made in accordance with this Section 7.2 which the Administrator reasonably believes is a material amendment will require approval of the Board. Each such amendment or modification will be in writing and attached to this Plan.

                                 ARTICLE VIII

                           AMENDMENT AND TERMINATION
     Section 8.

          Section 8.1. The Board will have the right in its sole discretion to amend or terminate the Plan.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.

          Section 9.1.  Withholding of Employee Taxes.  The Company and its
                        -----------------------------
Subsidiaries, as appropriate, will be entitled to withhold from all payments under the Plan any and all Federal, state, or local taxes of any kind required by law to be withheld with respect to such payments.

          Section 9.2.  No Right to Employment.  Nothing contained in the Plan
                        ----------------------
will be construed as or be evidence of any contract of employment with any Participant for a term of any length. Neither the adoption of the Plan nor the participation in the Plan by a Participant will confer upon any employee any right to continued employment nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment of any employee to the extent otherwise permitted at any time.

          Section 9.3.  Nature of Plan Payments.
                        -----------------------

          (a) The Plan is intended to provide only for a one-time special cash payment, payment of which is not systematically deferred to the termination of employment or beyond and which does not provide retirement income to employees, within the meaning of Department of Labor Regulation Section 2510.3-2(c). Payments under the Plan will be paid from the general funds of the Company or its Subsidiaries, as appropriate, and no special or separate fund will be established or other segregation of assets made to assure payment.

          (b) No Participant or other person will have under any circumstances any interest in any particular property or assets of the Company or its Subsidiaries. The benefits conferred by the Plan and the interests thereunder are not intended to be equity interests in the Company or its Subsidiaries and Participants will have no equity interest in the Company or its Subsidiaries by virtue of their participation in the Plan. The individuals entitled to benefits conferred by the Plan and the interests thereunder will have no voting or similar rights, or rights to financial or other information concerning the Company or its Subsidiaries. Such benefits and interests will not be transferable or assignable under any circumstances, other than payments under the Plan in the event of an Eligible Participant's death, which will be transferable by will or the laws of descent and distribution.

          Section 9.4.  No Limit on Capital Structure Changes.  Neither the
                        -------------------------------------
establishment and operation of, nor the creation of any interests under, this Plan, limits the ability of the Company or of any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize.

          Section 9.5.  Other Benefits.  No creation of interests, or payment of
                        --------------
cash, under this Plan shall be taken into account in determining any benefits under any compensation, pension, retirement, savings, profit sharing, group insurance, welfare or other employee benefit plan of the Company or any Subsidiary.

          Section 9.6.  All Provisions; Name.  This Plan, together with the
                        --------------------
Annexes, represents the final, exclusive and complete statement of the terms of the Plan, and supersedes any and all prior or contemporaneous understandings, representations, documents and communications of the Company, its Subsidiaries and the Employees, whether oral or written, relating to its subject matter. The formal name of this Plan is the "Global Success Sharing Plan" of Levi Strauss & Co.

          Section 9.7.  Governing Law.  The Plan will be governed by and
                        -------------
construed in accordance with the laws of the State of California, without regard to its principles of conflict of laws.

          This Plan was adopted by the Board of Directors of the Company on April 23, 1996.

                                                  Levi Strauss & Co.

                                                  By: ___________________
                                                       Robert D. Haas
                                                        Chairman and
                                                        Chief Executive Officer

                                                                         ANNEX A
                         APPLICABLE EBITDA PERCENTAGES


            Level of Cumulative
            EBITDA during the            Applicable
            Measurement Period           Percentage
            ------------------           ----------



     Greater than $0 and less than
     $5.0 billion                              0%

     Greater than or equal to $5.0
     billion and less than $6.0 billion        3%

     Greater than or equal to $6.0
     billion and less than $7.0 billion        5%

     Greater than or equal to $7.0
     billion and less than $7.58 billion       8%

     Greater than or equal to $7.58 billion   10%

                                                                         ANNEX B


     CURRENCY                APRIL 17, 1996 RATE
     --------                -------------------

Argentinean Peso                      1.00
Austrian Schilling                    10.6304
Australian Dollar                     .79
Belgian Franc                         30.95
Brazilian Real                        .99
Canadian Dollar                       .74
Swiss Franc                           1.23
Chilean Peso                          407
Colombian Peso                        1,054
Costa Rican Colon                     203
Deutsche Mark                         1.51
Danish Krone                          5.81
European Currency Unit                1.24
Spanish Peseta                        126
Finish Markka                         4.73
French Franc                          5.12
British Pound                         1.51
Greek Drachma                         242
Hong Kong Dollar                      7.74
Hungarian Forint                      149
Indonesian Rupiah                     2,327
Irish Pound                           1.56
Israeli Shekel                        3.17
Indian Rupee                          34.20
Italian Lira                          1,577
Japanese Yen                          108
South Korean Won                      779
Moroccan Dirham                       8.68
Netherlands Guilder                   1.68
Maltese Pound                         .36
Mexican Peso                          7.42
Malaysian Ringgit                     2.49
Norwegian Krone                       6.50
New Zealand Dollar                    .68

                                                                         ANNEX B

     CURRENCY                APRIL 17, 1996 RATE
     --------                -------------------

Peruvian Sol                       2.36
Philippine Peso                    26.18
Pakistani Rupee                    34.63
Polish Zloty                       2.6235
Portuguese Escudo                  155
Swedish Krona                      6.75
Singapore Dollar                   1.41
Thai Baht                          25.33
Turkish Lira                       73,402
New Taiwan Dollar                  27.15
Venezuelan Bolivar                 285
Czech Republic Crowns              27.61
South African Rand                 4.23
Russian Ruble                      4,912
Mauritian Rupee                    19.28
Slovak Republic Crowns             30.45
Uruguayan Peso                     7.53
Honduran Lempura                   11.02
Dominican Peso                     13.71
El Salvador Colon                  8.73
Guatemala Quetzal                  6.12
Tunisian Dinar                     .98

                                                                         ANNEX C

                                       Projected
                                      Cumulative
                                       EBITDA
                                       ------
       Fiscal 1996                  (In millions)

           Q1                         $  238
            2                            476
            3                            714
            4                            952

       Fiscal 1997
           Q1                          1,211
            2                          1,470
            3                          1,729
            4                          1,988

       Fiscal 1998
           Q1                          2,272
            2                          2,556
            3                          2,840
            4                          3,124

       Fiscal 1999
           Q1                          3,460
            2                          3,796
            3                          4,132
            4                          4,468

       Fiscal 2000
           Q1                          4,845
            2                          5,222
            3                          5,599
            4                          5,976

       Fiscal 2001
           Q1                          6,377
            2                          6,778
            3                          7,179
            4                          7,580

For purposes of the Plan, all references to fiscal quarters or fiscal years will mean fiscal quarters and years in accordance with the Company's fiscal year in effect as of the end of fiscal year 2001.

                                      C-1